Exhibit 10.1

THIRD AMENDMENT
TO THE
CERo THERAPEUTICS HOLDINGS, INC.
2024 EQUITY INCENTIVE PLAN

This Amendment to the CERo Therapeutics Holdings, Inc. 2024 Equity Incentive Plan (“Amendment”) is hereby adopted by the Board of Directors (the “Board”) of CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”). All capitalized terms not defined in this Amendment shall be defined as set forth in the Plan.

WHEREAS, the Company maintains the CERo Therapeutics Holdings, Inc. 2024 Equity Incentive Plan (as previously amended, the “Plan”).

WHEREAS, the Plan was originally adopted in 2024 with a reserve of 51,726 shares of common stock of the Company and a limit on the number of Incentive Stock Options that may be granted pursuant to the Plan of 50,993 Shares, and such amounts were increased by 20,000 shares each pursuant to the First Amendment to the Plan, dated April 30, 2024 and by 208,454 shares each pursuant to the Second Amendment to the Plan, dated September 30, 2024.

WHEREAS, the Board desires to adopt the Amendment to increase (i) the share reserve and (ii) the Incentive Stock Option limit under the Plan, in each case, by 2,000,000 Shares, to meet the Company’s equity award needs.

WHEREAS, the Board has recommended that the Amendment be submitted to the stockholders of the Company for approval at the Company’s 2025 annual meeting of stockholders to be held on May 29, 2025 (the “Effective Date”).

NOW THEREFORE BE IT RESOLVED, that effective as of the Effective Date, the Plan is hereby amended as follows:

1.	Amendments to Share Reserves.

a.	The first sentence of Section 2(a) is amended and restated in its entirety to read as follows:

“Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 2,280,180 shares of Common Stock.”

b.	Section 2(b) is amended and restated in its entirety to read as follows:

“Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 2,279,446 shares.”

2.	All Other Provisions of the Plan Remain the Same. Except as expressly provided in this Amendment, all other terms, conditions and obligations contained in the Plan shall remain unchanged and in full force and effect as provided for in the Plan.

ADOPTED BY THE BOARD OF DIRECTORS: May 6, 2025

APPROVED BY THE STOCKHOLDERS: May 29, 2025